Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life Insurance Company of America:

We consent to the use of our reports with respect to Nationwide Provident VLI Separate Account 1 dated April 25, 2008 and for Nationwide Life Insurance Company of America and subsidiaries dated April 25, 2008, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information (SEC File No. 033-02625, Post-Effective Amendment No.31).

/s/ KPMG LLP

Philadelphia, PA

July 17, 2008